UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2008

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Linear Technology Corporation (the “Company”) authorized and approved the amendment of Robert Swanson’s employment agreement for compliance with Section 409A of the Internal Revenue Code (“Section 409A”).  Section 409A requires that certain nonqualified deferred compensation arrangements meet certain requirements and imposes an additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A.   The amendments approved by the Compensation Committee generally affect the timing, but not the amount, of compensation that could be received, the definition of certain payment triggers and other technical changes.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.57	Second Amended and Restated Employment Agreement between the Company and Robert H. Swanson, Jr., Dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
By:	/s/ Paul Coghlan
Paul Coghlan Vice President, Finance and Chief Financial Officer

Date:  November 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.57	Second Amended and Restated Employment Agreement between the Company and Robert H. Swanson, Jr., Dated November 5, 2008.